NOTICE OF FULL REDEMPTION

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
7 7/8% Senior Notes due 2012 (CUSIP No. 85590A AD6)

NOTICE IS HEREBY GIVEN TO THE
HOLDERS of the above-referenced Notes

Pursuant to (i) Section 14.2 of the Indenture, dated as of April 19, 2002 (the “Indenture”), among Starwood Hotels & Resorts Worldwide, Inc. (the “Company”), the guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”) relating to the Company’s 7 7/8% Senior Notes due 2012 (the “Notes”), (ii) Paragraph 2 of the Notes and (iii) Section 3 of the reverse side of the Notes, the Company has elected to redeem and will redeem on December 15, 2011 (the “Redemption Date”) all of the outstanding Notes at a redemption price equal to the greater of (a) 100% of the principal amount of the Note or (b) as determined by the Independent Investment Banker (as defined in the Note), the sum of the present values of the remaining scheduled payments of principal and interest (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Note) plus 50 basis points plus, in each case, accrued interest thereon to the date of redemption (the “Notes Redemption Price”). In accordance with Section 3 of the reverse side of the Notes, the Notes Redemption Price will be calculated three business days preceding the Redemption Date. Holders of any Notes in certificated form will be paid the Notes Redemption Price upon presentation and surrender of their Notes for redemption at the address indicated below, and the Notes in book-entry form must be surrendered through the facilities of The Depository Trust Company in the usual manner. For all the Notes surrendered in book-entry form, payment of the redemption price, plus accrued interest, will be made through the facilities of The Depository Trust Company in the usual manner. The Notes called for redemption must be so surrendered in order to collect the Notes Redemption Price. The address for delivery of any Notes in certificated form is as follows:

If by Mail:	If by Hand or Overnight Mail:

U.S. Bank National Association Corporate Trust Services P.O. Box 64111 St. Paul, Minnesota 55164-0111	U.S. Bank National Association Corporate Trust Services 60 Livingston Avenue St. Paul, Minnesota 55107

On the Redemption Date, the Note Redemption Price will become due and payable on all Notes called for redemption and, unless the Company defaults in making payment of the Notes Redemption Price, interest on all Notes called for redemption shall cease to accrue on and after the Redemption Date. No representation is made as to the accuracy of the CUSIP number either as printed on the Notes or as contained in this Notice of Full Redemption.

IMPORTANT TAX INFORMATION

Under current United States federal income tax law, backup withholding, currently at a rate of 28%, generally may apply to the payment of gross redemption proceeds, unless (i) in the case of a non-corporate holder that is a beneficial owner of notes and that is a United States person (as determined for U.S. federal income tax purposes), the paying agent has received a properly completed IRS Form W-9 setting forth the holder’s taxpayer identification number, certified under penalty of perjury, or (ii) the holder otherwise establishes an exemption. A holder that is a beneficial owner of notes and that is not a United States person (as determined for U.S. federal income tax purposes) generally may establish an exemption from backup withholding by providing to the paying agent an IRS Form W-8BEN or other appropriate IRS Form W-8, upon which it certifies its foreign status.

* * * * *

Direct inquiries to the Company’s Investor Relations Department can be made by telephone to 914-640-8100, or in the alternative to the Trustee’s Bond Inquiry at 800-934-6802.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

By: U.S. Bank National Association, as Trustee

Dated: November 7, 2011